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                                                                     EXHIBIT 3.1

                               STATE OF FLORIDA

                           ARTICLES OF INCORPORATION

                                      OF

                                 VISTANA, INC.


                                   ARTICLE I
                                     NAME

     The corporate name that satisfies the requirements of Section 607.0401 is:
Vistana, Inc.

                                  ARTICLE II
                               PRINCIPAL ADDRESS

     The street address of the initial principal office and, if different, the mailing address of the Corporation is: 8801 Vistana Centre Drive, Orlando, Florida 32821.

                                  ARTICLE III
                                    PURPOSE

     The corporation may engage in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                  ARTICLE IV
                          REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the Corporation is c/o C T Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324, and the name of its initial registered agent at such address is C T Corporation System.

                                   ARTICLE V
                                 CAPITAL STOCK

     A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 105,000,000 shares, of which 100,000,000 shares shall be common stock having a par value of $.01 per share and 5,000,000 shares shall be preferred stock having a par value of $.01 per share.

     B. Issuance, Designations, Powers, Etc. The Board of Directors of the Corporation is authorized, to provide by resolution or resolutions and by filing Articles of Amendment to these Articles of Incorporation, (which pursuant to Section 607.0602(4) of the Florida Business Corporation Act shall be
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effective without shareholder approval) for the issuance of the shares of
Preferred Stock as a class or in series to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board of Directors with respect to the class or each series shall include, but not be limited to, determination of the following:

          1. the number of shares constituting any series and the distinctive designation of that series;

          2. the dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

          3. whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          4. whether the class or any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          5. whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          6. whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

          7. the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of

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               priority, if any, of payment of shares of the class or of that series; and

          8. any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

                                   ARTICLE VI
                                    BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the By-laws of the Corporation without any action on the part of the shareholders; provided, however, that the grant of such power to the Board of Directors shall not divest the shareholders of, nor limit their power to adopt, amend, repeal or otherwise alter, the by-laws of the Corporation.

                                  ARTICLE VII
                               BOARD OF DIRECTORS

     A. CLASSIFICATION. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over any other class or series of stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over any other class or series of stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     B. LIABILITY. To the fullest extent permitted by Section 607.0831 of the Florida Law, a director of the Corporation shall

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not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment.

     C. AMENDMENT. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                                 ARTICLE VIII
                                INDEMNIFICATION

     The Corporation shall indemnify all directors, officers, employees and agents of the Corporation, and shall advance expenses reasonably incurred by such directors, officers, employees and agents in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by 607.0850 of the Florida Law. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE IX
                               OTHER PROVISIONS

     Special meetings of shareholders may be called for any purpose and may be held at such time and place, within or without the State of Florida, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called by the Chairman of the Board or the President. Such meetings shall be called by any Vice President or by the Secretary, in each case, upon the written request of a majority of the Board of Directors or by the holders of not less than thirty percent (30%) of all of the shares entitled to vote at the meeting. The business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

                                   ARTICLE X
                                 INCORPORATOR

     The name and address of the sole incorporator is:

                               Suzanne M. Knoll
                         c/o Neal, Gerber & Eisenberg
                           Two North LaSalle Street
                            Chicago, Illinois 60602

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                                  ARTICLE XI
                               DATE OF EXISTENCE

     This Corporation shall exist perpetually, commencing on the date of execution of these Articles of Incorporation.

     The undersigned has executed these Articles of Incorporation on December 23, 1996.



                                            /s/ Suzanne M. Knoll
                                            ------------------------------------
                                            Suzanne M. Knoll

     Acceptance by the registered agent as required in Section 607.0501 (3)
F.S.: C T Corporation System is familiar with and accepts the obligations provided for in Section 607.0505.


                                            C T CORPORATION SYSTEM



Dated:  December 23, 1996                   By:  /s/ Beth A. Pope
                                                 -------------------------------



                                            Beth A. Pope
                                            ------------------------------------
                                            (Type Name of Officer)



                                            Assistant Secretary
                                            ------------------------------------
                                            (Title of Officer)

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